                             LASER TECHNOLOGY, INC.

                     Notice of Postponement of Annual Meeting

                      To be rescheduled to April 20, 2000

To our Shareholders:

   The annual meeting of Laser Technology, Inc. is currently scheduled for March 16, 2000. The Company has determined to postpone the meeting until April 20, 2000. The rescheduled meeting will occur at 10:00 a.m. at the offices of the Corporation, 7070 South Tucson Way, Englewood, CO 80112.

   Only shareholders of record at the close of business on March 21, 2000 are entitled to notice of and to vote at the Meeting. A new proxy notice and proxy card will be mailed to shareholders on or about March 24, 2000.

                             By Order of the Board of Directors


                          /s/Brian P. Abeel
                             ----------------------------------
                             Secretary

Englewood, Colorado
March 3, 2000